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Exhibit 23.2

[UHY LLP CERTIFIED PUBLIC ACCOUNTANTS LOGO]

12 Greenway Plaza, Suite 1202 Houston, Texas 77046-1289
Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/F-4 of our report dated February 22, 2008 (except for footnote 3 for which the date is April 1, 2008), relating to the financial statements of Vantage Energy Services, Inc. (a corporation in the development stage) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 8, 2006) to December 31, 2007, which appears in this Registration Statement.

We consent to the use in this Registration Statement on Form F-1/F-4 of our report dated April 1, 2008, relating to the consolidated balance sheet of Vantage Drilling Company as of December 31, 2007, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ UHY LLP

Houston, Texas
May 5, 2008

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  Exhibit 23.2